Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Post-Effective Registration Statement on Form S-1, amendment 4, is a part, of the report dated March 9, 2011 relative to the audited financial statements of AlphaPoint Technology, Inc., as of December 31, 2010 and 2009.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor Florida

October 27, 2011